UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2008, Asset Acceptance, LLC, a subsidiary of Asset Acceptance Capital Corp. (the “Company”), and WI Commercial Properties, Inc. (“WICP”) entered into a Second Amendment to Lease (the “Second Amendment”) that amends the Business Lease dated August 25, 2003, as previously amended by the First Amendment to Lease dated December 29, 2003. The Second Amendment relates to certain commercial property located in Hillsborough County, Florida. WICP is the successor in interest to First Industrial Development Services, Inc., the original landlord under the Business Lease. The Second Amendment amends the Business Lease in the following respects, among others:

•	Extension of the term of the lease from May 31, 2009 to May 31, 2016. Additionally, the Company will have two options to extend the lease, each for an additional five-year term.

•	Reduction of the square footage leased by the Company from 52,280 square feet to 40,390 square feet.

•	The Company shall have a right of first refusal for approximately 11,890 square feet of contiguous space under the same terms and conditions of the Business Lease, as amended.

The foregoing does not purport to be a complete description of the Second Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2008	Asset Acceptance Capital Corp.

	By:	/s/ E. L. Herbert
	Name:	E. L. Herbert
	Title:	Vice President-General Counsel